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                                                                   EXHIBIT 10.33

                                                                     FINAL DRAFT

                         CONSENT AND FIRST AMENDMENT TO
                                 AQUA-CHEM, INC.
                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT



This CONSENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("First Amendment") is made this 27th day of June, 2000 (but with retroactive effect to March 31, 2000) by and among Aqua-Chem, Inc. ("Company"), Comerica Bank and the other banks signatory hereto (each individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as structuring, documentation and administrative agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Company, Agent and the Banks entered into that certain Second Amended and Restated Revolving Credit Agreement dated as of June 23, 1998 (the "Credit Agreement") under which the Banks extended (or committed to extend) credit to the Company, as set forth therein.

         B. The Company has requested that Agent and the Banks (i) consent to the sale of CB-Kramer Sales and Service, Inc., ("CB-Kramer") (ii) consent to the winding down of the Seawater & Industrial Business Unit of the Company's Water Technologies Division ("S&I") (iii) amend the definition of Consolidated EBITDA related to S&I and (iv) make certain other amendments to the Credit Agreement. The Agent and the Banks are willing to do so but only on the terms and conditions set forth in this First Amendment.

         NOW, THEREFORE, Company, Agent and the Banks agree:

         1. The Company has requested that the Banks consent to the sale by the Company of all of the stock of CB-Kramer or the sale of all or substantially all of the operating assets of CB-Kramer (together, the "CB-Kramer Sale"). The Agent and the Banks hereby consent to the CB-Kramer Sale provided, however, that the total consideration for such sale is no less than a positive amount equal to the sum of (i) the net book value of the assets of CB-Kramer Sale plus (ii) $500,000, and that such sale price shall never require a payment by the Company or any of its Subsidiaries except in connection with Company's breach of or compliance with reasonable and customary representations, warranties and indemnification provisions. The Banks further consent

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to the Agent's release of Collateral comprising stock and assets of CB-Kramer concurrently with the closing of the CB-Kramer Sale on the terms consented to herein.

         2. The Company has requested that the Banks consent to the winding down of S&I as previously disclosed to the Banks in a letter dated May 26, 2000 from the Company to the Agent (the "S & I Wind Down"). The Agent and the Banks hereby consent to the S&I Wind Down, including without limitation, the sale or other disposition of assets of S&I. The Banks further consent to the Agent's release of Collateral comprising assets of S&I concurrently with the sale or disposition of such assets on the terms consented to herein.

         3. Section 1 of the Credit Agreement is hereby amended as follows:

         (a) Clause (v) of the definition of "Consolidated EBITDA" is hereby amended and restated as follows:

                  (v) losses (or less gains) from Asset Dispositions or other non-cash items included in the determination of net income (excluding sales, expenses or losses related to current assets), all restructuring charges related to the closing of the Company's Greenville, Mississippi manufacturing facility and the operating losses, closure costs and asset impairment costs of the Seawater & Industrial Business Unit of its Water Technologies Division.

         (b) Section 1 of the Credit Agreement is hereby amended to insert the following new definitions in appropriate alphabetical order:

"Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

"Account Debtor" shall mean the party who is obligated on or under any Account.

"Borrowing Base" shall mean, as of any date of determination, (A) the sum of (a) 80% of Eligible Accounts plus (b) 50% of Eligible Inventory plus 50% of the forced sale value of the machinery and equipment of Company and the Borrower Base Guarantors as demonstrated by an appraisal acceptable to the Banks; provided however, that the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required to be submitted by the Company.

"Borrowing Base Activation Period" shall mean a period beginning on a required date of delivery of the financial statements under Section 8.1 (a) and 8.1 (b) hereunder, when either (i) such financial statements show a Consolidated EBITDA for the four fiscal quarters ending on the date of such financial statements that is less than the Required Borrowing Base Consolidated EBITDA


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for that date or (ii) the Company has failed timely to deliver such financial statements and ending on the date of Company's subsequent delivery of financial statements under Section 8.1 (a) and 8.1 (b) hereunder, which show a Consolidated EBITDA for the four fiscal quarters ending on such date of delivery that is equal to or greater than the Required Borrowing Base Consolidated EBITDA for that four-quarter period.

"Borrowing Base Certificate" shall mean a borrowing base certificate, in form acceptable to Agent, with appropriate insertions and executed by the chief financial officer of the Company.

"Borrowing Base Guarantor" shall mean any Domestic Significant Subsidiary of the Company which is obligated as a Guarantor under the Guaranty, and as a debtor under the Security Agreement and which has executed and delivered a Mortgage (if required under the terms of this Agreement).

"Eligible Account(s)" shall mean an Account which has been included in a Borrowing Base Certificate to determine the Borrowing Base, and as to which Account the following is true and accurate as of the time it was utilized to determine the Borrowing Base:

                  (a) such Account arose in the ordinary course of the business of Company or of any Borrowing Base Guarantor out of either (i) a bona fide sale of Inventory which is finished goods by Company, and in such case such Inventory has in fact been (or will, within thirty (30) days of invoice, be) shipped to the appropriate Account Debtor or the sale has otherwise been consummated in accordance with such order, or (ii) services performed by Company or any Borrowing Base Guarantor under an enforceable contract, and in such case such services have in fact been performed for the appropriate Account Debtor in accordance with such contract;

                  (b) such Account represents a legally valid and enforceable claim which is due and owing to Company or of any Borrowing Base Guarantor by such Account Debtor and for such amount as is represented by Company to Agent in the applicable Borrowing Base Certificate;

                  (c) it is evidenced by an invoice dated no earlier than thirty
         (30) days prior to, and no later than five (5) Business Days after the date of shipment of the related Inventory or the performance of the related services, giving rise to such Account and not more than ninety
         (90) days have passed since the invoice date corresponding to such Account;

                  (d) to the Company's knowledge, the unpaid balance of such Account as represented by Company to Agent in the applicable Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, contra account, credit, allowance or adjustment by the Account Debtor because of returned, inferior or damaged Inventory or

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         services, or for any other reason, except for customary discounts allowed by Company or any Borrowing Base Guarantor in the ordinary course of business for prompt payment, and there is no agreement between Company or any Borrowing Base Guarantor, the related Account Debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part;

                  (e) it is not an Account billed in advance of completion of the applicable project, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the Account Debtor for longer than six months after start up of the applicable installation (provided however that to the extent any such Account which is otherwise an Eligible Account is subject to retainage in excess of 10% of the total purchase price of the applicable project, then in valuing such Account for the purpose of calculating the Borrowing Base, the amount of such retainage in excess of 10% shall be excluded from the calculation);

                  (f) the transactions leading to the creation of such Account comply with all applicable local, state and federal laws and regulations;

                  (g) either (i) Company or a Borrowing Base Guarantor has granted to the Agent for the benefit of the Banks pursuant to or in accordance with the Collateral Documents (except to the extent not required to do so thereunder) a perfected security interest in such Account prior in right to all other persons or entities or (ii) such Account is secured by an Eligible Letter of Credit, and in either case such Account has not been sold, transferred or otherwise assigned or encumbered by Company or such Borrowing Base Guarantor to any person or entity other than pursuant to or in accordance with the Collateral Documents or this Agreement;

                  (h) such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as has been endorsed and delivered by Company or a Borrowing Base Guarantor pursuant to or in accordance with the Collateral Documents or this Agreement on or prior to such Account's inclusion in any applicable Borrowing Base Certificate;

                  (i) it is not owing by an Account Debtor which shall have failed to pay in full any invoice(s) evidencing twenty five percent (25%) or more of the aggregate amount of Accounts owing by such Account Debtor to Company within ninety (90) days after the date of the respective invoices;

                  (j) neither the Company nor the Borrowing Base Guarantor has received, with respect to such Account, any notice of the death of the related Account Debtor or any



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         general partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such Account Debtor; and

                  (k) the Account Debtor on such Account is not:

                         (i) an Affiliate of Company or any of its Subsidiaries,

                        (ii) the United States of America or any department,
                  agency, or instrumentality thereof unless the Company has complied with the federal Assignment of Claims Act to the Agent's satisfaction,

                       (iii) unless the applicable Account is secured by an
                  Eligible Letter of Credit, a citizen or resident of any jurisdiction other than one of the United States, or

                        (iv) an Account Debtor whom Agent has, at the direction
                  or with the concurrence of the Majority Banks (in their reasonable discretion), determined (based on such facts as the Majority Banks deem appropriate) not to be acceptable to the Majority Banks, and as to which Agent has so notified Company.

Any Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

For the purposes of this definition of Eligible Account, an "Eligible Letter of Credit" is an irrevocable standby or trade letter of credit issued or confirmed
(i) by a commercial bank which is incorporated under the laws of the United States or any state thereof and which has a long term debt rating of at least A- (or an equivalent rating) by Standard and Poor's Ratings Group ("S&P") or A3 (an equivalent rating) by Moody's Investor Services, Inc ("Moody's") or (ii) by a U.S. branch of a foreign commercial bank which has a long term debt rating of at least A (or an equivalent rating) by S&P or by Moody's, or in either case, an equivalent rating from any other nationally recognized statistical rating organization.

         "Eligible Inventory" shall mean Inventory which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Inventory the following is true and accurate as of the time it was utilized to determine the Borrowing Base:

                  (a) such item of Inventory is of merchantable quality, consists of raw materials, work-in-process or finished goods and is usable or saleable by Company or any Borrowing Base Guarantor in the ordinary course of its business.


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                  (b) Company or a Borrowing Base Guarantor has granted to the
         Agent for the benefit of the Banks pursuant to or in accordance with the Collateral Documents (except to the extent not required to do so thereunder) a perfected security interest in such item of Inventory prior in right to all other persons or entities and such item of Inventory has not been sold, transferred or otherwise assigned by Company or such Borrowing Base Guarantor to any other Person;

                  (c) such item of Inventory is (i) located within the United States of America, at such location or locations as Company or the Borrowing Base Guarantors shall have represented in the Loan Documents, relating to Inventory or (ii) is in transit to such locations under proper documents of title establishing ownership thereof in Company or a Borrowing Base Guarantor, provided that the aggregate value of Inventory to be included in Eligible Inventory at any time under this subparagraph (ii) shall not exceed $2,500,000; and

                  (d) the value of each item of Inventory utilized to determine the Borrowing Base was determined in accordance with GAAP.

Any inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

"First Amendment" shall mean the Consent and First Amendment to Aqua-Chem, Inc. Second Amended and Restated Revolving Credit Agreement dated as of June 27, 2000 by and among the Company, the Banks and the Agent.

"Required Borrowing Base Consolidated EBITDA" shall mean (i) as of June 30, 2000, $17,000,000, (ii) as of September 30, 2000, $18,000,000 (iii) as of
December 31, 2000, $18,500,000 and (iv) as of any date of determination thereafter, $18,500,000.


         4. Section 2 of the Credit Agreement is hereby amended as follows:

         (a) Subsection 2.3 (c) of the Credit Agreement is hereby amended and restated as follows:

         (c) the principal amount of such requested Revolving Credit Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, less the principal amount of any outstanding Swing Line Advance or Revolving Credit Advance to be refunded by the requested Revolving Credit Advance shall not exceed the then applicable Revolving Credit Aggregate Commitment and, during any

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         Borrowing Base Activation Period, the lesser of then applicable
         Revolving Credit Aggregate Commitment and the Borrowing Base;

         (b) Section 2.7 of the Credit Agreement is hereby amended and restated as follows:

                  Reduction of Indebtedness; Revolving Credit Aggregate Commitment. If at any time and for any reason the aggregate principal amount of Swing Line Advances and Revolving Credit Advances hereunder to Company, plus the Letter of Credit Obligations which shall be outstanding at such time, shall exceed the Revolving Credit Aggregate Commitment then in effect and, during any Borrowing Base Activation Period, the lesser of the Revolving Credit Aggregate Commitment then in effect and the Borrowing Base, the Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under
                  Section 12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         (c) Clause (iii) of Section 2.8 is hereby amended and restated as follows:

                  (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the sum of the aggregate unpaid principal amount of Swing Line Advances and Revolving Credit Advances, plus the Letter of Credit Obligations, exceeds the then applicable Revolving Credit Aggregate Commitment and, during any Borrowing Base Activation Period, the lesser of the then applicable Revolving Credit Aggregate Commitment and the Borrowing Base, in each case taking into account the aforesaid reductions of the Revolving Credit Aggregate Commitment, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment;

         5. Subsection 3.2 (a) is hereby amended and restated as follows:

         (a) the face amount of the Letter of Credit requested, plus the Letter of Credit Obligations, does not exceed an amount equal to (i) the then applicable Revolving Credit Aggregate Commitment and, during any Borrowing Base Activation Period, the lesser of the then applicable Revolving Credit Aggregate Commitment and the Borrowing Base

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         minus (ii) the aggregate principal amount of Revolving Credit Advances and Swing Line Advances at such time outstanding;

         6. Section 4 of the Credit Agreement is hereby amended as follows:

         (a) Section 4.1 is hereby amended and restated as follows:

                  4.1 Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including Section 4.3), make one or more advances (each such advance being a "Swing Line Advance") to Company from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed Four Million Dollars ($4,000,000) at any time outstanding; provided, however, that after giving effect to all Swing Line Advances and all Revolving Credit Advances requested to be made on such date, the sum of the aggregate principal amount of all outstanding Revolving Credit Advances, Swing Line Advances and Letter of Credit Obligations shall not exceed the then applicable Revolving Credit Aggregate Commitment and, during any Borrowing Base Activation Period, the lesser of the then applicable Revolving Credit Aggregate Commitment and the Borrowing Base. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

         (b) Subsection 4.3 (c) is hereby amended and restated as follows:

         (c) the principal amount of such requested Swing Line Advance, plus the principal amount of all other Revolving Credit Advances and Swing Line Advances then outstanding hereunder, plus the Letter of Credit Obligations, shall not exceed the then applicable Revolving Credit Aggregate Commitment and, during any Borrowing Base Activation Period, the lesser of the then applicable Revolving Credit Aggregate Commitment and the Borrowing Base;

         7. Section 8 of the Credit Agreement is hereby amended as follows:

         (a) Section 8.2 of the Credit Agreement is hereby amended by re-denominating Subsection 8.2 (e) as Subsection 8.2 (f) and inserting the following new Subsection 8.2 (e):


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                  (e) (i) Within 5 Business Days after the date of the
                  commencement of a Borrowing Base Activation Period and within 30 days after and as the end of each month during a Borrowing Base Activation Period, a Borrowing Base Certificate, a summary aging of accounts receivable and accounts payable and an inventory listing which reconciles to the general ledger (in form reasonably satisfactory to the Agent and the Banks); and (ii) within 30 days after and as of the end of each fiscal quarter, during a Borrowing Base Activation Period, a detailed aging of accounts receivable and accounts payable and an inventory listing which reconciles to the general ledger (in form reasonably satisfactory to the Agent and the Banks);

         (b) Section 8.11 of the Credit Agreement is hereby amended and restated as follows:

                  8.11 Senior Funded Debt To Consolidated EBITDA Ratio. Maintain, as of the end of each fiscal quarter, for the four fiscal quarters then ended, a ratio of Senior Funded Debt To Consolidated EBITDA of not more than 3.0 to 1.0.

         8. This First Amendment shall become effective retroactive to March 31, 2000 (according to the terms hereof) upon satisfaction of the following conditions:

         (a) Agent shall have received via facsimile (followed by the prompt delivery of original signatures), counterpart originals of this First Amendment, in each case duly executed and delivered by the Company and the requisite Banks and the Agent in form satisfactory to Agent and the Banks.

         (b) Agent shall have received via facsimile (followed by the prompt delivery of original signatures) counterpart originals of an Acknowledgment and Reaffirmation of Guaranty in each case duly executed and delivered by each Guarantor in form satisfactory to Agent.

         (c) Agent shall have received resolutions satisfactory to Agent evidencing approval of this Amendment and the other Loan Documents executed and delivered herewith and the matters covered thereby by the boards of directors of Company and Guarantors.

         (d) Company shall have paid to Agent, for distribution to the Banks, as applicable, all interest, fees and other amounts, if any, owed to the Agent and the Banks and accrued to the date hereof.

         (e) Company shall have paid to Agent, for distribution to the Banks pro rata according to the percentages, an amendment fee in the amount $67,500.


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         9. Company hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement, contained herein, (a) the conditions set forth in Section 8 hereof have been satisfied, (b) execution and delivery of this First Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within the Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this First Amendment, of any governmental body, agency or authority, and this First Amendment will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (c) Company ratifies and confirms its obligations under the Amended Credit Agreement and agrees that such Amended Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of the First Amendment and that, upon such effectiveness, all references in the Loan Documents to the "Credit Agreement" shall be references to the Credit Agreement as amended by the First Amendment, (d) the continuing representations and warranties set forth in Sections 7.1 through 7.23 inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement, and (e) as of the date hereof, no Default or Event of Default shall have occurred and be continuing.

         10. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         11. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

         12. This First Amendment may be executed in counterpart in accordance with Section 14.10 of the Credit Agreement.

         13. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                                      * * *

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                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]



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         IN WITNESS WHEREOF, Company, the Banks and Agent have each caused this
First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.


                                       COMERICA BANK, As Agent


                                       By: /s/ Timothy O'Rourke
                                          ----------------------------------

                                       Its:
                                           ---------------------------------


                                       AQUA-CHEM, INC.


                                       By: /s/ James A. Kettinger
                                          ----------------------------------

                                       Its:
                                           ---------------------------------



SWING LINE BANK AND ISSUING            COMERICA BANK
BANK:


                                       By: /s/ Timothy O'Rourke
                                          ----------------------------------

                                       Its:
                                           ---------------------------------



BANKS:                                 COMERICA BANK


                                       By: /s/ Timothy O'Rourke
                                          ----------------------------------

                                       Its:
                                           ---------------------------------


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                                       FIRSTAR BANK, MILWAUKEE, N.A.


                                       By: /s/ Caroline V. Krider
                                          ----------------------------------

                                       Its:
                                           ---------------------------------

                                       WELLS FARGO BANK


                                       By: /s/ Steven Ashley
                                          ----------------------------------

                                       Its:
                                           ---------------------------------


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         REAFFIRMATION OF CERTAIN LOAN DOCUMENTS


         This Reaffirmation of Loan Documents dated as of June 27, 2000 (this "Reaffirmation") executed by Rush Creek, LLC, a Wisconsin limited liability company and CB-Kramer Sales and Service, Inc., a Delaware corporation (each, a "Guarantor", and, collectively, the "Guarantors").

         1. Each of the undersigned Guarantors acknowledges that the Company, the Banks and the Agent have executed the Consent and First Amendment to Second Amended and Restated Revolving Credit Agreement dated as of June 27, 2000 (the "First Agreement"). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Second Amended and Restated Credit Agreement dated as of June 23, 1998, as amended by the First Amendment..

         2. Each of the undersigned Guarantors hereby ratifies and confirms its obligations under its Guaranty and each of the other Reaffirmed Loan Documents (as defined in the Reaffirmation of Certain Loan Documents dated June 23, 1998 executed by the Company and the Guarantors) to which such Guarantor is a party and agrees that such Guaranty and other Reaffirmed Loan Documents remain in full force and effect after giving effect to the effectiveness of the First Amendment and that, upon such effectiveness, all references in the Loan Documents to the "Credit Agreement" shall be references to the Credit Agreement as amended by the First Amendment.

         3. This Reaffirmation may be signed in counterparts and by the various parties on separate counterparts. This Reaffirmation shall be governed by and construed in accordance with the laws of the State of, and be enforceable in, the State of Michigan. This Reaffirmation shall be binding upon the undersigned and their respective successors and assigns. This Reaffirmation shall be effective as of the date hereof.

                                       ***

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]



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         WITNESS, the due execution hereof as of the date and year first above written.


                           RUSH CREEK, LLC, a Wisconsin limited liability company

                           By: /s/ Jeffrey A. Miller
                               --------------------------------------------

                           Its: Manager
                               --------------------------------------------


                           CB-KRAMER SALES AND SERVICE, INC., a Delaware corporation

                           By: /s/ James A. Kettinger
                               --------------------------------------------
                           Its:
                               --------------------------------------------














                                                               Signature Page to
                                         Reaffirmation of Certain Loan Documents





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